Exhibit 99.1

Landmark Infrastructure Partners LP Announces 3.5% Increase in Quarterly Cash Distribution; Schedules First Quarter 2015 Earnings Release and Conference Call

EL SEGUNDO, California, April 23, 2015 (GLOBE NEWSWIRE) – Landmark Infrastructure Partners LP (the “Partnership”) (NASDAQ: LMRK) announced today that the board of directors of its general partner declared a cash distribution of $0.2975 per limited partnership unit, or $1.19 per unit on an annualized basis, for the quarter ended March 31, 2015.   This quarter’s cash distribution represents an increase of 3.5% over the minimum quarterly distribution of $0.2875 per unit.    The distribution is payable on May 14, 2015 to unitholders of record as of May 5, 2015.

The Partnership plans to publicly release its 2015 first quarter earnings results prior to the opening of U.S. financial markets on Thursday, May 7, 2015.  Interested parties are invited to listen to a conference call hosted by management discussing the Partnership’s earnings results.

Webcast Information

Event:  Q1 2015 Landmark Infrastructure Partners LP Earnings Call

Date:  Thursday, May 7, 2015

Time:  12:00 p.m. Eastern Time

Webcast:  http://investor.landmarkmlp.com

Conference Call Information

U.S. and Canada:  877-930-8063

International:  253-336-7764

Participant Passcode:  28472594

Replay Information

A webcast replay will be available approximately two hours after the completion of the conference call through June 30, 2015 at http://investor.landmarkmlp.com.

An audio replay is also available through May 17, 2015.

Dial-in:  855-859-2056 or 404-537-3406

Participant Passcode:  28472594

Notice

This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d).  Please note that we believe that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business.  Accordingly, all of the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable.  Nominees, and not the Partnership, are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

About Landmark Infrastructure Partners

The Partnership is a growth-oriented master limited partnership formed to acquire, own and manage a portfolio of real property interests that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.  Headquartered in El Segundo, California, the Partnership's real property interests consist of a diversified portfolio of long-term and perpetual easements, tenant lease assignments and fee simple properties located in 45 states and the District of Columbia, entitling the Partnership to rental payments from leases on approximately 850 tenant sites.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as "anticipate," "believe," "estimate," "expect," "forecast," "project," "could," "may," "should," "would," "will" or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership's control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.   When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership's filings with the U.S. Securities and Exchange Commission, including the Partnership's annual report on Form 10-K for the year ended December 31, 2014.  These risks could cause the Partnership's actual results to differ materially from those contained in any forward-looking statement.

CONTACT: Marcelo Choi

Vice President, Investor Relations

(310) 598-3173

ir@landmarkmlp.com